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                                                                     EXHIBIT 5.1


                      [BOND & TAYLOR, L.L.P.. LETTERHEAD]

                                  JUNE 25, 2001

iExalt, Inc.
12000 Aerospace Avenue
Suite 375
Houston, Texas  77034



Ladies and Gentlemen:

   We have acted as counsel to iExalt, Inc., a Nevada corporation (the "COMPANY"), in connection with the preparation of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates, among other things, to an aggregate of 5,000,000 shares (the "SHARES") of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), issuable pursuant to the Letter Agreements with TENSOR TECHNOLOGIES, Inc., RJ HALDEN HOLDINGS, INC., AND CRESSON INVESTMENTS, INC. (the "WRITTEN CONSULTING CONTRACTS").

   We have examined the Written Consulting Contracts and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

   Based upon such examination and review, we are of the opinion that the Shares will, upon issuance in accordance with the Written Compensation Contract, be validly issued, fully paid and non-assessable outstanding shares of Common Stock.

   This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

   This opinion is to be used solely for the purpose of the registration of the shares and may not be used for any other purpose.

   This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                    Very truly yours,


                                    By: BOND & TAYLOR, L.L.P.



                                    /s/ Adrienne Randle Bond
                                    --------------------------------
                                        Adrienne Randle Bond